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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we herby consent to the incorporation of our report dated January 31, 2001 (except with respect to certain matters discussed in Notes 1 and 16, as to which the date is March 15, 2001) included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-37588.



/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
  March 26, 2001